SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 30, 2002 (January 25, 2002)

Commission file number 0-10521

ADVANCED NEUROMODULATION SYSTEMS, INC.

Incorporated pursuant to the Laws of the State of Texas

Internal Revenue Service — Employer Identification No. 75-1646002

6501 Windcrest Drive, Plano, Texas 75024

(972) 309-8000

Item 5.  Other Events

On January 25, 2002, the Registrant's Board of Directors voted to amend the existing Rights Agreement between the Registrant and Computershare Investor Services LLC dated as of August 30, 1996. The Rights Agreement was amended to effect the following changes:

  to increase the exercise price of a Right from $30 per share to $200 per share to extend the term of the Plan for five years to August 2011 to eliminate provisions relating to certain required approvals by the "Continuing Directors" of the Registrant (commonly referred to "dead hand" provisions)
  to effect other immaterial technical and updating changes

The Amendment to the Rights Agreement was not adopted in response to any known offers for the Registrant. The Amendment to the Rights Agreement dated as of January 25, 2002 and the Registrant's press release announcing the Board's action dated January 28, 2002, are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated in their entirety herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Amendment to Rights Agreement dated as of January 25, 2002.

99.2	Press Release dated January 28, 2002.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED NEUROMODULATION SYSTEMS, INC.
By: /s/ F. Robert Merrill III
Date: January 30, 2002	Name: F. Robert Merrill III
Title: Executive Vice President, Finance
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Amendment to Rights Agreement dated as of January 25, 2002.

99.2	Press Release dated January 28, 2002.

Exhibit 99.1

AMENDMENT TO RIGHTS AGREEMENT

      THIS AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated to be effective as of January 25, 2002, is between ADVANCED NEUROMODULATION SYSTEMS, INC., a Texas corporation (formerly QUEST MEDICAL, INC. (the "Company"), and COMPUTERSHARE INVESTOR SERVICES LLC (formerly KEYCORP SHAREHOLDER SERVICES, INC.) (the "Rights Agent"), at the direction of the Company.

      WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of August 30, 1996 (the "Rights Agreement");

      WHEREAS, Section 27 of the Rights Agreement permits the amendment of the Rights Agreement by the Board of Directors of the Company;

      WHEREAS, the Company's stock price has increased substantially since the Company entered into the Rights Agreement on August 30, 1996, and the Board of Directors has determined that the exercise price of the Rights should be increased to ensure that the Rights Agreement retains its intended effect;

      WHEREAS, the Board of Directors also desires to extend the term of the Rights Agreement, and to amend the Rights Agreement so that it no longer requires certain actions to be taken by "Continuing Directors" (as defined in the Rights Agreement);

      WHEREAS, pursuant to resolutions duly adopted on January 25, 2002, the Board of Directors of the Company adopted and authorized the amendment of the Rights Agreement as set forth below; and

      WHEREAS, the Board of Directors of the Company has resolved and determined that such amendment is desirable and consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in connection with the original adoption of the Rights Agreement;

      NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1.   CHANGES IN NAMES THROUGHOUT THE AGREEMENT.

      All references in the Rights Agreement to "Quest Medical, Inc." shall be deemed to be references to "Advanced Neuromodulation Systems, Inc.", and all references to "KeyCorp Shareholder Services, Inc." shall be deemed references to "Computershare Investor Services, Inc."

2.   AMENDMENT OF SECTION 1.

a.	Section 1(h) of the Rights Agreement is hereby amended in its entirety to read as follows:

"(h) [intentionally left blank]."

b.	Section 1(o) of the Rights Agreement is hereby amended in its entirety to read as follows:

"(o) Requisite Majority" means, at any time, the affirmative vote of a majority of the Directors then in office.

3.   AMENDMENT OF SECTION 7.

a.	Section 7(a) of the Rights Agreement is amended by replacing the reference in such section to "August 30, 2006" with "August 30, 2011".

b.	Section 7(b) of the Rights Agreement is amended by replacing the reference in such section to "$30.00" with "$200.00".

4.   AMENDMENT OF SECTION 21.

Section 21 of the Rights Agreement is amended by substituting the sixth sentence thereof with the following sentence:

"Any successor Rights Agent, whether appointed by the Company or such a court, shall be (a) a corporation or trust company (or similar form of entity under the laws of any state of the United States or a foreign jurisdiction) authorized to conduct business under the laws of the United States or any state of the United States, which is authorized under such laws to exercise corporate trust, fiduciary or stockholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000 or (b) an Affiliate controlled by a corporation described in clause (a) of this sentence."

5.   AMENDMENT OF SECTION 26.

Section 26 of the Rights Agreement is deleted in its entirety and replaced with the following:

"Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Advanced Neuromodulation Systems, Inc. 6501 Windcrest Drive Suite 100 Plano, Texas 75024 Attention: Chief Executive Officer

with a copy to:

Hughes & Luce, L.L.P. 1717 Main Street Suite 2800 Dallas, Texas 75201

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Investor Services LLC 2 North LaSalle Street Chicago, Illinois 60602

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company."

6.   AMENDMENT OF SECTION 29.

Section 29 of the Rights Agreement is deleted in its entirety and replaced with the following:

"Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, will be made in accordance with the last sentence of Rule 13d-3(d)(1)(I) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors in good faith, will (x) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights."

7.   AMENDMENT OF EXHIBIT A

a. The references to "August 30, 2006"; in the first full paragraph shall be replaced with references to "August 30, 2011";. The references to "$30.00"; in the such paragraph shall be replaced with references to "$200.00".

b. The fifth full paragraph of Exhibit A to the Rights Agreement is deleted in its entirety and replaced with the following:

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right. In addition, in certain circumstances the Rights may be exchanged, in whole or in part, for shares of the Common Stock. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares assumable upon such exchange.

8.   AMENDMENT OF EXHIBIT B

The reference to "$30.00" shall be replaced with "$200.00".

9.   EFFECTIVENESS.

This Amendment to the Rights Agreement shall be effective as of the date of this Amendment, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

10.  CERTIFICATION.

The undersigned officer of the Company certifies by execution hereof that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

11.  MISCELLANEOUS.

This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

AVANCED NEUROMODULATION SYSTEMS, INC.

By: /s/ F. Robert Merrill III Name: F. Robert Merrill III Title: Executive Vice President, Finance and CFO

COMPUTERSHARE INVESTOR SERVICES LLC, as Rights Agent

By: /s/ Mark Asbury Name: Mark Asbury Title: Relationship Manager

Exhibit 99.2

PRESS RELEASE

[Graphic omitted]	FOR IMMEDIATE RELEASE

Agency Contact:	Company Contact:
Neil Berkman Associates	Chris Chavez
(310) 277-5162	President & CEO
info@BerkmanAssociates.com	(972) 309-8000

Advanced Neuromodulation Systems
Amends Shareholder Rights Plan

      DALLAS, TEXAS, January 28, 2002 -- Advanced Neuromodulation Systems, Inc. (ANS) (NASDAQ:ANSI) announced today that its Board of Directors has amended the company's Shareholder Rights Plan adopted in 1996 to increase the exercise price of a Right from $30 per share to $200 per share, to extend the term of the Plan for five years to August 2011, and to effect certain other technical changes. ANS said that the amendments to the Shareholder Rights Plan were not adopted in response to any market accumulation of stock or offer to acquire the company.
      Because our stock price has increased substantially over the past year, and even exceeded the original $30 exercise price of a Right, it was necessary to amend the Plan so that it will continue to have the intended effect of protecting our shareholders from an unfair or coercive takeover. "Any potential acquiror seeking to obtain control of ANS should be required to treat all ANS shareholders fairly and equally", said Hugh Morrison, Chairman of the Board of Directors. "We want to be sure that if we receive an unsolicited proposal to acquire the company, the Plan will give us the time required to evaluate the proposal and to make sure that shareholder value is enhanced."
      The Rights provided under the amended Shareholder Rights Plan are exercisable only if a "triggering event" occurs; that is, only if a person or group acquires more than 15% of ANS' common stock or announces a tender or exchange offer for more than 20% of the stock. In that event, the purchase price and number of shares purchasable under each Right will be adjusted so that a shareholder (other than the acquiror or offeror) would be entitled to buy two times the exercise price, or $400 worth of ANS common stock, for the exercise price of $200. For example, if the trading price of ANS common stock at the time of a triggering event were $50 per share, each Right would entitle a shareholder (other than the acquiror or offeror) to buy eight shares (a $400 value) of ANS common stock for $200. The effect of such exercise of the Rights dilutes the acquiror's voting power and encourages otherwise hostile acquirors to negotiate with the Board of ANS. The Plan will remain in effect until August 30, 2011, unless the Rights are redeemed pursuant to the terms of the Plan or the Plan is otherwise terminated. Details of the Plan and the Rights are outlined in filings with the Securities and Exchange Commission.

About Advanced Neuromodulation Systems

      Advanced Neuromodulation Systems designs, develops, manufactures and markets implantable systems used to manage chronic intractable pain and other disorders of the central nervous system. Additional information is available at www.ans-medical.com.

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995:

      Statements contained in this document that are not based on historical facts are "forward-looking statements." Terms such as "plan," "should," "would," "anticipate," "believe," "intend," "estimate," "expect," "predict," "scheduled," "new market," "potential market applications" and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: completion of research and development projects in an efficient and timely manner; obtaining regulatory approvals on a timely and cost-efficient basis to permit the introduction of new products; the satisfactory completion of clinical trials and/or market tests prior to the introduction of new products; the adequacy, acceptability and timeliness of component supply; the approval of new products by reimbursement agencies like insurance companies, HMOs, Medicare and Medicaid; the efficacy of the Company's products for new applications; and other risks detailed from time to time in the Company's SEC filings. Consequently, if such management assumptions prove to be incorrect or such risks or uncertainties materialize, anticipated results could differ materially from those forecast in forward-looking statements.